EXHIBIT 10.3
                                                                    ------------

                      SEVENTH AMENDMENT TO CREDIT AGREEMENT
                       BY AND BETWEEN GMX RESOURCES, INC.
                          AND LOCAL OKLAHOMA BANK, N.A.


            THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is executed to be effective as of the 18th day of June, 2004 by and between GMX RESOURCES INC., an Oklahoma corporation, ENDEAVOR PIPELINE INC., an Oklahoma corporation, and EXPEDITION NATURAL RESOURCES INC., an Oklahoma corporation (the "Borrowers") and LOCAL OKLAHOMA BANK (the "Bank").

                              W I T N E S S E T H:

            WHEREAS, effective October 31, 2000 Borrowers and Bank entered into that certain Credit Agreement (the "Original Agreement") whereby Bank provided Borrowers with a revolving line of credit in an amount governed by a Borrowing Base which shall not exceed $15,000,000.00, as evidenced by reducing revolving promissory note with a stated like amount of even date with the Original Agreement (the "Original Note");

            WHEREAS, as of June 18, 2001, Borrowers and Bank amended the Original Agreement for the first time (the "First Amendment") in order to permit certain preferred stock dividends and to evidence certain other changes as set forth therein;

            WHEREAS, as of May 28, 2002, Borrowers and Bank amended the Original Agreement as amended by the First Amendment for the second time (the "Second Amendment") in order to increase the rate of interest, include a termination fee, alter the reporting requirements and to make such additional changes as are set forth therein;

            WHEREAS, as of August 14, 2002, Borrowers and Bank amended the Original Agreement as amended by the First and Second Amendments for the third time (the "Third Amendment") in order to modify certain financial covenants as referenced therein;

            WHEREAS, certain portions of the Original Agreement as amended by First, Second and Third Amendments were amended by a Loan Modification and Forbearance Agreement in May of 2003 and a Second Loan Modification and Forbearance Agreement in June 2003 (the "Forbearance Agreements");

            WHEREAS, as of August 31, 2003, Borrowers and Bank amended the Original Agreement, as amended by the First, Second and Third Amendments for the fourth time (the "Fourth Amendment") in order to extend the maturity date of the Note, and to modify certain financial covenants as set forth therein;

            WHEREAS, as of January 16, 2004, Borrowers and Bank amended the Original Agreement, as amended by the First, Second, Third, and Fourth Amendments for the fifth time (the "Fifth Amendment") in order to modify the reporting requirements, modify certain financial covenants, and to permit certain additional indebtedness;

            WHEREAS, as of March 1, 2004, Borrowers and Bank amended the Original Agreement, as amended by the First, Second, Third, Fourth and Fifth Amendments for the sixth time (the "Sixth Amendment") in order to, among other things, extend the maturity date (the Original Agreement as amended by the First, Second, Third, Fourth, Fifth, and Sixth Amendments and as further modified by the Forbearance Agreements is referred to herein as the "Agreement");

            WHEREAS, the obligations described in the Agreement are secured by, among other things not specifically set forth herein, certain oil and gas properties and other properties as set forth in the Agreement;

            WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement; and

            WHEREAS, Borrowers and Bank desire to amend the Agreement for the seventh time in order to evidence such changes to the Agreement as more particularly set forth herein;

            NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Bank hereby agree to amend the Agreement as follows:

            A. CHANGES TO THE AGREEMENT

            1. A new definition for the term "Applicable Percentage" shall be added to Section 1.2 of the Agreement, Additional Defined Terms, which shall be inserted in its proper alphabetical location and which shall state as follows:

                        "Applicable Percentage" shall mean, for any day, a
            margin of interest over the Base Rate applicable to Advances outstanding pursuant to the terms hereof. The Applicable Percentage is subject to adjustment, downward or upward, based on the ratio of the average monthly Loan Balance to the Commitment Amount (the "Leverage Ratio"). The Applicable Percentage shall be adjusted to reflect the Applicable Percentage prescribed below as such ratio changes:

                   ------ --------------------------- ---------------------

                                Leverage Ratio        Applicable Percentage
                   Tier
                   ------ --------------------------- ---------------------

                   1      Less than or equal to 0.50      PLUS 0.00%
                   ------ --------------------------- ---------------------

                   2      Greater than 0.50 but less      PLUS  0.50%
                          than or equal to 0.67
                   ------ --------------------------- ---------------------

                   3      Greater than 0.67               PLUS 1.00%
                   ------ --------------------------- ---------------------

            2. The reference to "September 1, 2004" in the definition of "Maturity Date" set forth in Section 1.2 of the Agreement, Additional Defined Terms, is hereby replaced with

"September 1, 2006" in order to evidence the agreement of the parties to extend the Maturity Date.

            3. To evidence the Borrowers' continuing obligation to repay the Note, the Borrower shall make and deliver to the Bank the amended and restated promissory note in the form of Annex "1" hereto attached (the "Replacement Note"), which shall substitute and replace in its entirety the Note referred to in the Agreement, without cancellation, novation or payment.

            4. The document attached hereto as Annex "1" shall replace in its entirety that document attached to the Agreement as Exhibit "A".

            5. Section 2.5 of the Agreement, Interest Rate, is hereby amended and restated in its entirety in order to institute a tiered pricing mechanism as follows:

                         2.5 Interest Rate. The outstanding unpaid principal
             balance of the Note shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Applicable Percentage. Upon notice from Lender to Borrowers of the occurrence of any Event of Default, the unpaid principal amount from time to time outstanding under the Note shall bear interest at a fluctuating rate per annum equal to the Default Rate (but not less than the Base Rate in effect on the date of the occurrence of the Event of Default). The interest rate applicable to the Note shall change as of the effective date of any change in the Base Rate or the Applicable Percentage. Interest shall be computed on the Note for the actual number of days elapsed on the basis of a year consisting of 360 days.

            6. Pursuant to Section 2.9 of the Agreement, from the date hereof until the next Borrowing Base Determination the Borrowing Base shall be $7,040,000.00.

            7. Pursuant to Section 2.9 of the Agreement, Borrowing Base Determinations, beginning July 1, 2004 and continuing on the first day of each month thereafter until re-determined pursuant to Section 2.9 of the Agreement, the Monthly Commitment Reduction shall be $100,000.00.

            8. Section 6.2 of the Agreement, Monthly Financial Statements, is hereby re-captioned as "Quarterly" financial statements, amended and restated in its entirety as follows in order to change it from a monthly requirement to a quarterly requirement, as follows:

                         6.2 Quarterly Financial Statements. Beginning with the
             quarter ending June 30, 2004, deliver to the Lender, (a) on or before the 45th day after the close of each calendar quarter, a copy of the unaudited Financial Statements of Borrowers prepared on a consolidated basis as of the last day of such quarterly period , such Financial Statement to be certified by a Responsible Officer of the Borrowers as having been prepared in accordance with GAAP and in a manner consistent with the annual audited Financial Statements, consistently applied, and as a fair presentation of the financial condition of the Borrowers , and (b) concurrent with (a) above, a Compliance Certificate executed by Borrowers' Responsible Officer stating that such Officers, after due inquiry, has no knowledge of a Default or Event of Default and containing a computation of, and demonstrating compliance with, each financial covenant set forth in
             Section 7 herein.

            9. Section 6.5 of the Agreement, Production Reports, is hereby amended and restated and re-captioned in its entirety in order to change the reporting requirement from monthly to quarterly as follows:

                         6.5 Production Reports. Within forty-five (45) days
             from each calendar quarter end, furnish Lender a quarterly summary report of oil and gas production for said period indicating the immediately preceding quarter's sales volume, sales revenues, production taxes, operating expenses, capital expenditures and net operating income from or attributable to the Borrowers' Oil and Gas Properties pledged to secure the Obligations hereunder, with detailed calculations and worksheets, and, in the case of take or pay or prepayment agreements during such quarter, provide copies of same.

            10. Section 7.1 of the Agreement, Adjusted Current Ratio, and
Section 7.2 of the Agreement, Debt Service Coverage Ratio, are hereby amended and restated in their entirety as follows:

                         7.1 Adjusted Current Ratio. Beginning with the quarter
             ended June 30, 2004 and for each quarter thereafter, Borrower shall maintain a minimum Adjusted Current Ratio, calculated and submitted on a quarterly basis of, at least, 1.00:1.00. The "Adjusted Current Ratio" is defined as (i) Current Assets plus the Available Commitment minus any assets resulting from "mark-to-market" accounting treatment for hedging contracts divided by (ii) Current Liabilities, minus any liabilities resulting from "mark-to-market" accounting treatment for hedging contracts, minus any balance outstanding on this credit facility that would otherwise be accounted for as a Current Liability.

                        7.2 Debt Service Coverage Ratio. Beginning with the
             quarter ending June 30, 2004, maintain a quarterly Debt Service Coverage Ratio, calculated and submitted on a quarterly basis, of not less than 1.10:1.00. For purposes of this calculation, the Debt Service Coverage Ratio is defined as the quotient of:

                        the sum of consolidated Net Income, MINUS dividends, PLUS interest, depletion, depreciation, and amortization and any other noncash expenses (all for the quarter then ended),

                                   DIVIDED BY

                        the sum of the applicable Monthly Commitment Reductions plus interest, plus any other current maturities of any other long term debt (including Capital Lease Obligations) realized during the quarter then ended.

            11. Section 8.1 of the Agreement, Indebtedness, is hereby amended and restated in its entirety in order to eliminate certain "Subordinated Notes" as follows:

                         8.1 Indebtedness. Create, incur, assume or suffer to
             exist any Indebtedness, whether by way of loan or otherwise which exceeds, in the aggregate, the sum of $100,000.00 ; provided however, the foregoing restriction shall not apply to (a) the Obligations, or (b) current accounts payable incurred in the ordinary course of business.

            12. Except as otherwise set forth above, all other terms, covenants, and conditions of the Agreement and all loans and/or notes are unaffected by this Amendment.

            B. REPRESENTATIONS AND WARRANTIES

            Each Borrower hereby represents and warrants to Bank that:

                  1. Each Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

                  2. Each Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its powers; (b) are duly authorized by its board of directors; (c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of its articles of incorporation and bylaws, nor of any agreement or undertaking to which any Borrower or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of liens, charges or encumbrances on any of its properties or assets, except those in favor of Bank hereunder.

                  3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrowers, enforceable in accordance with its terms.

                  4. All financial statements, balance sheets, income statements and other financial data which have been or are hereafter furnished to Bank by Borrowers to induce Bank to make the loans hereunder due, and as to subsequent financial statements will, fairly represent each Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Bank are and will be, when furnished: prepared in accordance with generally accepted accounting principles consistently applied; accurate and correct in all material respects; and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. Since the date of the last such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise and other financial data provided to Bank, of any Borrower, nor, to the best of their knowledge, has any Borrower incurred, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate, which has not been disclosed to Bank.

                  5. The Borrowers are the sole and lawful owners of the Collateral, pledged, mortgaged or assigned by it, and Borrowers have, and as to after acquired property or new properties will have, good right to cause the Collateral to be hypothecated to Bank as security for the obligations described in the Agreement, as amended hereby.

                  6. All of each Borrower's other representations and warranties set forth in Section 8 of the Agreement, Representations and Warranties, are true and correct on and as of the date hereof with the same effect as though made and repeated by such Borrower as of the date hereof.

            C. CONDITIONS

            Bank's obligations under the Agreement, as hereby amended, are subject to the following conditions:

                  1. Bank and Borrowers shall have executed and delivered this Amendment.

                  2. Borrowers shall have paid Bank an amendment fee in the amount of $5,000.00.

                  3. Borrowers shall have executed and delivered such mortgages or deeds of trust as are necessary, in Bank's discretion, to mortgage to Bank 100% of all of Borrowers' Oil and Gas Properties given value by Bank in the Borrowing Base.

                  4. Borrowers shall, or will from time to time, have executed such additional mortgages, deeds of trust, financing statements and such other documents as are deemed necessary by Bank in order to perfect a lien in favor of Bank in and to those Oil and Gas Properties necessary to achieve the percentages required by the covenants set forth herein.

                  5. Each Borrower's representations and warranties set forth in Section B hereof shall be true and correct on and as of the date hereof, and the date of any subsequent advance with the same effect as though such representation and warranty had been on and as of such date.

                  6. Each Borrower shall have delivered copies of any amendments to each such Borrower's Articles of Incorporation and/or Certificate of Incorporation and all amendments to each such Borrower's by-laws occurring subsequent to the date of the Original Agreement accompanied by a certificate issued by the secretary or an assistant secretary of the Borrowers, to the effect that each such copy is correct and complete or a certificate that no such amendments have occurred.

                  7. Each Borrower shall have delivered a current certificate of incumbency and signature of all of each Borrower's officers who are authorized to execute Loan Documents on behalf of such Borrower, executed by the secretary or an assistant secretary of such Borrower.

                  8. Each Borrower shall have delivered copies of corporate resolutions approving this Seventh Amendment, the Replacement Note and any other documents required by Bank to be executed by each Borrower authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of each of the Borrowers, accompanied by a certificate of the respective secretary or an assistant secretary of each Borrower, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of each Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate.

                  9. Borrowers shall have satisfied all conditions set forth in the Agreement.

                  10. As of the date hereof, and the date of any subsequent Advance, no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

            D. OTHER NOTICES, COVENANTS AND MISCELLANEOUS TERMS

                  1. As set forth above, the Bank hereby notifies Borrower that from the date hereof the Borrowing Base shall be $7,040,000.00 and the Monthly Commitment Reduction is $100,000.00 beginning July 1, 2004.

                  2. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

                  3. The obligations described in the Agreement, as amended hereby, including but not limited to the indebtedness evidenced by the Note executed in conjunction with the Agreement, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

                  4. Borrowers agree to execute such additional mortgages, deeds of trust and/or amendments to such documents already in place as Bank deems necessary to adequately secure the loan at any time and from time to time hereafter.

                  5. The Borrowers hereby agree to pay all reasonable attorney fees and legal expenses incurred by Bank in preparation, execution and implementation of this Amendment and any mortgages, guaranty agreements, subordination agreements, deeds of trust, security agreements, pledge agreements or any amendments thereto.

                  6. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrowers under the Agreement and all rights of Bank and any other holder of the Note, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrowers irrevocably agree that, subject to Bank's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Note may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrowers hereby irrevocably waive any objection to such jurisdiction and venue.

                  7. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

             E. RELEASE. Borrowers hereby remise, release, and forever discharge Bank, its successors and assigns, its officers, directors, employees, agents and attorneys (collectively, "Released Parties") of and from all actions, causes of action, suits, proceedings, debts, contracts, claims, damages, liability and demands whatsoever, known or unknown, in law or equity, which Borrowers ever had or now have, by reason of any matter, cause, or thing whatsoever arising from the actions or inactions of the Released Parties in any matter relating to the Agreement, Note, and other Loan Documents (collectively, "Released Matters"), and Borrowers covenant not to sue any of the Released Parties with respect to the Released Matters. The release and covenant not to sue set forth in this provision are intended by the parties to be as broad and comprehensive as possible.

             F. WAIVER. Bank hereby provides Borrowers with a one time waiver of the default created by Borrower's failure to comply with Section 7.2 of the Agreement, Debt Service Coverage Ratio, for the months of January, February and March of 2004. The Bank specifically does not waive any other Event of Default set forth in the Agreement and this waiver is granted without prejudice to, and does not constitute a waiver or release of, the Bank's right at any time in the future to exercise any and all rights and remedies conferred upon the Bank by the Agreement or otherwise at law or in equity, without regard to future defaults.

             G. CONSENT. Bank hereby provides Borrowers with Bank's consent to Borrowers pay off of the Subordinated Notes.

             So executed effective the 18th day of June, 2004.

                                       BORROWERS:

                                       GMX RESOURCES INC.,
                                       an Oklahoma corporation


                                       /s/ Ken L. Kenworthy, Sr.
                                       ----------------------------------------
                                       By:         Ken L. Kenworthy, Sr.
                                       Title:      Chief Financial Officer

                                       ENDEAVOR PIPELINE INC.,
                                       an Oklahoma corporation


                                       /s/ Ken L. Kenworthy, Sr.
                                       ----------------------------------------
                                       By:         Ken L. Kenworthy, Sr.
                                       Title:      Chief Financial Officer

                                       EXPEDITION NATURAL RESOURCES INC.,
                                       an Oklahoma corporation


                                       /s/ Ken L. Kenworthy, Sr.
                                       ----------------------------------------
                                       By:         Ken L. Kenworthy, Sr.
                                       Title:      Chief Financial Officer

                                       BANK:

                                       LOCAL OKLAHOMA BANK


                                       /s/ John K. Slay, Jr.
                                       ----------------------------------------
                                       By:         John K. Slay, Jr.
                                       Title:      Senior Vice President

                                    EXHIBIT A
                    TO SEVENTH AMENDMENT TO CREDIT AGREEMENT

                   FOURTH AMENDED AND RESTATED PROMISSORY NOTE
                            (REDUCING REVOLVING NOTE)


$15,000,000.00                                           Oklahoma City, Oklahoma
                                                                   June 18, 2004

            FOR VALUE RECEIVED, the undersigned, GMX Resources Inc., an Oklahoma corporation, Endeavor Pipeline Inc., an Oklahoma corporation, and Expedition Natural Resources Inc., an Oklahoma corporation (jointly and severally, the "Borrowers"), hereby jointly and severally promise to pay to the order of LOCAL OKLAHOMA BANK ("Bank"), on or before September 1, 2006 (the "Maturity Date"), the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00), or as much thereof as is disbursed and remains outstanding hereunder, together with interest on the unpaid balance from time to time outstanding at the rates hereinafter provided.

            This Note is executed and delivered by Borrowers pursuant to, and is entitled to the benefits of, that certain Restated Credit Agreement dated effective October 31, 2000 between Borrowers and Bank as amended from time to time and most recently by that certain Seventh Amendment to Restated Credit Agreement of even date herewith (the "Agreement"). Reference is hereby made to the Agreement for the terms and provisions regarding the availability of credit, the collateral security for payment of this Note, the prepayment rights and obligations of Borrowers, the right of the holder of this Note to accelerate the maturity hereof on the occurrence of certain Events of Default specified therein, and for all other pertinent purposes. This Note is the "Note" referred to in the Agreement. All capitalized terms not otherwise defined herein shall be defined as set forth in the Agreement.

            Prior to the occurrence of any Event of Default, the unpaid principal balance from time to time outstanding hereunder shall bear interest at a fluctuating rate per annum equal to the Base Rate the Applicable Percentage. Upon notice from Bank to Borrowers of the occurrence of any Event of Default, the unpaid principal amount from time to time outstanding under this Note shall bear interest at a fluctuating rate per annum equal to the Default Rate as set forth below (but not less than the Base Rate in effect on the date of the occurrence of the Event of Default). The interest rate applicable to this Note shall change as of the effective date of any change in the Base Rate or the Applicable Percentage. The interest rate will be calculated on the basis of actual number of days elapsed, but computed as if each calendar year consisted of a 360-day year.

            If any Event of Default occurs and is not cured within the applicable cure period, if any, described in the Agreement, in lieu of the interest rate provided in this Note, all sums owing by Borrowers to Bank shall bear interest at the rate equal to five percent (5%) per annum in excess of the Base Rate, accrued from the date after the applicable grace period to cure the Event of Default, to the date on which such Event of Default is cured to the reasonable satisfaction of the Bank.

            Beginning on the first (1st) day of July, 2004 and continuing on the first (1st) day of each month thereafter, Borrowers shall, at a minimum, make a payment of all accrued but unpaid interest on this Note. If the Loan Balance exceeds the Commitment Amount as a result of a Monthly Commitment Reduction with respect to the Loan on the first (1st) day of any month, the Borrowers shall immediately make such principal payments as may be necessary to reduce the Loan Balance to an amount at or below the Commitment Amount. The entire outstanding principal balance of this Note and all unpaid interest accrued thereon shall be due and payable on the Maturity Date.

            All payments, including prepayments, made by Borrowers, shall be made to Bank at any one of its offices in the State of Oklahoma, on or before 2:00 p.m., local time, on the date due, in lawful money of the United States of America and in immediately available funds. If any payment is due on a day other than a business day, the due date thereof shall be extended to the next succeeding business day.

            Upon the occurrence and during the continuation of any Event of Default, the holder of this Note may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing any said indebtedness as said holder may determine.

            It is the intent of Bank and Borrowers to conform strictly to all applicable usury laws, and any interest on the principal balance hereof in excess of that allowed by said usury laws shall be subject to reduction to the maximum amount of interest allowed under said laws. If any interest in excess of the maximum amount of interest allowable by said usury laws is inadvertently paid to the holder hereof, at any time, any such excess interest shall be refunded by the holder to the party or parties entitled to the same after receiving notice of payment of such excess interest.

            The records of the holder of this Note shall be prima facie evidence of the amount owing on this Note.

            If, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, Borrowers will pay to the holder hereof its reasonable attorneys' fees, together with all court costs and other expenses paid by such holder.

            Borrowers, endorsers, sureties, guarantors and all other parties who may become liable for all or any part of this Note severally waive demand, presentment, notice of dishonor, protest, notice of protest, and notice of non-payment, and consent to: (a) any and all extensions of time for any term or terms regarding any payment due under this Note, including partial payments or renewals before or after maturity; (b) changes in interest rates; (c) any substitutions or release of collateral; and (d) the addition, substitution or release of any party liable for payment of this Note.

            No waiver of any payment or other right under this Note or any related agreement shall operate as a waiver of any other payment or right. All of the holder's rights hereunder are cumulative and not alternative. This Note shall inure to the benefit of the successors and assigns of Bank or other holder and shall be binding upon the successors and assigns of Borrowers.

            This Note has been delivered to and accepted by Bank in the State of Oklahoma, is to be performed in the State of Oklahoma and shall be deemed a contract made under the laws of the State of Oklahoma.

            The purposes of this Note is to Amend and Restate the terms of that certain Third Amended and Restated Promissory Note (Reducing Revolving Note) dated effective March 1, 2004. This Note does NOT pay off any outstanding indebtedness. Rather, the purpose hereof is to amend the rate of interest charged to outstanding balances hereunder and to extend the maturity date.

            IN WITNESS WHEREOF, the undersigned has executed this instrument effective for all purposes as of June 18, 2004.

                                       BORROWERS:

                                       GMX RESOURCES INC.,
                                       an Oklahoma corporation

                                       /s/ Ken L. Kenworthy, Sr.
                                       ----------------------------------------
                                       By:         Ken L. Kenworthy, Sr.
                                       Title:      Chief Financial Officer



                                       ENDEAVOR PIPELINE INC.,
                                       an Oklahoma corporation

                                       /s/ Ken L. Kenworthy, Sr.
                                       ----------------------------------------
                                       By:         Ken L. Kenworthy, Sr.
                                       Title:      Chief Financial Officer



                                       EXPEDITION NATURAL RESOURCES INC.,
                                       an Oklahoma corporation

                                       /s/ Ken L. Kenworthy, Sr.
                                       ----------------------------------------
                                       By:         Ken L. Kenworthy, Sr.
                                        Title:     Chief Financial Officer









                                       3